Exhibit 10.2
Schedule of Grants Made Under Form of 2008-2010 Performance Share Agreement

			Total No. of Shares
Name	Title	Target Shares*	Underlying Grant**
Diana Purcel	Chief Financial Officer and Secretary	8,700	17,400

Christopher O’Donnell	Chief Operating Officer	7,300	14,600

Additional Employees		43,900	87,800

Total		59,900	119,800